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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                November 21, 1997
                          -----------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)


                                   TOPRO, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


            Colorado                       0-19167             84-1042227
-------------------------------         -----------         ----------------
(State or other jurisdiction of         (Commission         (I.R.S. Employer
 incorporation or organization)           File No.)           I. D. Number)


2525 West Evans Avenue, Denver, Colorado                          80219
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(Address of principal executive offices)                       (zip code)

                                 (303) 935-1221
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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ITEM 5.   OTHER EVENTS.

PRIVATE PLACEMENT. On November 21, 1997, Topro, Inc. (the "Company") completed a private sale pursuant to Section 4(2) of the Securities Act of 1933 (the "Act") of 955,000 shares of Common Stock for gross proceeds of $5,252,000. The securities were sold to four "Qualified Institutional Investors" as defined in Rule 144A under the Act and two institutional "accredited investors" as defined in Regulation D of the Act. The shares are "restricted securities" which may not be offered or sold absent registration or an exemption from the registration requirements of the Act. The purchasers were granted certain registration rights with respect to the shares of Common Stock. To the extent the shares are not timely registered as required, an aggregate of 95,500 Common Stock Purchase Warrants, exercisable at a price of $5.50 per share, will be issued to the purchasers. The Company's placement agent was paid a cash commission equal to 8% of the gross proceeds of the offering. The Company plans to apply the net proceeds of the offering to working capital.


                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Topro, Inc.



Date: December 2, 1997                  By: /s/ John Jenkins
                                            ------------------------------------
                                            John Jenkins, President and CEO